UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:     January 13, 2005

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-7903 (Commission file number)	36-267537 (I.R.S. Employer Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS (Address of principal executive offices)		60601 (Zip Code)

Registrant’s telephone number including area code:  (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The registrant has made a claim for reimbursement and indemnification from Myers America, Inc. and Myers Power Products, Inc., the sellers of the U. S. Traffic business.  The claims were made in accordance with the terms of the Asset Purchase Agreement dated May 16, 2003 between the parties. Although damages arising from some of the matters are contingent, the registrant has made claims in excess of $10 million for the liquidated matters.  There can be no assurance that the registrant will collect any of such monies from the sellers, or when any monies will be collected.

Refer to the registrant’s periodic reports on Form 8-K and 8-K/A dated May 21, 2003, filed on June 5, 2003 and August 4, 2003 for additional information about the purchase of the U. S. Traffic business.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION
DATE:	January 17, 2005	/s/ Daniel P. Gorey
DANIEL P. GOREY Vice President, Chief Financial Officer and Treasurer (Chief Financial & Accounting Officer)